Exhibit 99.1

Roche Madison, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of Arrowhead Research Corporation

We have audited the accompanying balance sheets of Roche Madison Inc., (a Delaware corporation) (the “Company”) as of September 30, 2011 and December 31, 2010 and the related statements of operations, stockholder’s equity and cash flows for the nine months ended September 30, 2011 and for the year ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roche Madison Inc. as of September 30, 2011 and December 31, 2010, and the results of their operations and their cash flows for the nine months ended September 30, 2011 and for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

December 29 2011

Roche Madison Inc.

Balance Sheets

September 30, 2011 and December 31, 2010

	September 30, 2011	December 31, 2010
ASSETS
Current Assets
Accounts receivable	$199,210	$54,687
Prepaid expenses	204,323	124,972

Total Current Assets	403,533	179,659
Property and Equipment
Leasehold improvements	3,666,636	3,666,636
Lab equipment	3,588,192	3,546,838
Furniture and fixtures	240,100	240,100
Computer equipment	22,421	—
Office equipment	4,427	4,427

	7,521,776	7,458,001
Accumulated depreciation and amortization	(1,914,130)	(1,353,284)

Total Property and Equipment	5,607,646	6,104,717
Other Assets
Deposit	6,264	6,264
Investments	—	31,500

TOTAL ASSETS	$6,017,443	$6,322,140

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$16,914	$663,479
Accrued payroll and related expenses	—	602,852
Accrued vacation	186,035	182,587
Affiliate payables	1,893,775	3,172,153
Landlord incentive obligation, current	221,192	203,896

Total Other Current Liabilities	2,317,916	4,824,967
Long Term Liabilities
Deferred rent	82,466	70,508
Landlord incentive obligation, long-term	1,484,426	1,653,924
Other long-term liabilities	—	65,823

Total Long Term Liabilities	1,566,892	1,790,255

TOTAL LIABILITIES	3,884,808	6,615,222
COMMITMENTS AND CONTINGENCIES, note 4
STOCKHOLDER’S EQUITY
Common stock	936,789	936,789
Additional paid-in capital	159,683,801	149,611,930
Accumulated deficit	(158,487,955)	(150,841,801)

Total Equity	2,132,635	(293,082)

TOTAL LIABILITIES & EQUITY	$6,017,443	$6,322,140

Roche Madison Inc.

Statements of Operations

For the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Revenue
Contract services	$122,230	$54,686
License revenue	50,000	125,000

Total revenues	172,230	179,686
Operating expenses
Research and development	7,169,974	8,671,697
General and administrative	579,021	650,549

Total operating expenses	7,748,995	9,322,246

Total operating loss	(7,576,765)	(9,142,560)
Other income (expense)
Interest expense	(40,520)	(58,967)
Interest income	1,253	19,897
Other	1,378	3,305

Total other income (expense)	(37,889)	(35,765)

LOSS BEFORE INCOME TAXES	(7,614,654)	(9,178,325)

Income tax expense (benefit)	—	—

NET LOSS	$(7,614,654)	$(9,178,325)

Roche Madison Inc.

Statements of Stockholder’s Equity

For the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010

		Additional
	Common	Paid-In	Accumulated
	Stock	Capital	Deficit	Total
Balance, December 31, 2009	$936,789	$130,296,318	$(141,663,476)	$(10,430,369)
Capital contribution	—	19,315,612	—	19,315,612
Net loss	—	—	(9,178,325)	(9,178,325)

Balance, December 31, 2010	936,789	149,611,930	(150,841,801)	(293,082)
Dividend in-kind	—	—	(31,500)	(31,500)
Capital contribution	—	10,071,871	—	10,071,871
Net loss	—	—	(7,614,654)	(7,614,654)

Balance, September 30, 2011	$936,789	$159,683,801	$(158,487,955)	$2,132,635

Roche Madison Inc.

Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Cash flows from operating activities
Net loss	$(7,614,654)	$(9,178,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	560,846	737,859
Changes in operating assets and liabilities:
Accounts receivable	(144,523)	1,872
Prepaid expenses	(79,351)	(65,672)
Accounts payable and accrued expenses	(646,564)	373,229
Accrued payroll and related expenses	(665,227)	(73,337)
Deferred rent	11,958	23,211
Affiliate payables	(1,278,378)	(10,660,905)

Net cash used in operating activities	(9,855,893)	(18,842,068)
Cash flows from investing activities
Purchase of property and equipment	(63,776)	(275,665)

Net cash used in investing activities	(63,776)	(275,665)
Cash flows from financing activities
Principal payments on landlord incentive obligation	(152,202)	(197,879)
Proceeds from stockholder contribution	10,071,871	19,315,612

Net cash provided by financing activities	9,919,669	19,117,733

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

Supplemental disclosure of cash flow information
Interest paid	$40,520	$58,967

Supplemental disclosure of non-cash investing and financing activities:

In September 2011, the Company declared and paid a dividend to its stockholder. This dividend was paid by remitting the shares owned in an unrelated company, valued at $31,500.

ROCHE MADISON INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

1.	ORGANIZATION AND BUSINESS

Roche Madison Inc. (the “Company”) was incorporated on August 25, 1994 as a Delaware corporation and is located in Madison, Wisconsin. The Company is a biopharmaceutical company that is focused on the development of RNA interference (“RNAi”) based therapeutics for the treatment of a broad spectrum of diseases and specializes in nanoparticle formulations for the targeted delivery of RNAi trigger molecules.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity

The Company has historically financed its operations through revenue generating activities (through 2008) and through capital funding from its parent company, Hoffman-La Roche, Inc. (“Roche”, “HLR”), from 2008 through 2011. In October 2011, the Company was acquired by Arrowhead Research Corporation (“Arrowhead”). Arrowhead has secured financing and intends to fund the operations of the Company for the next 12 months, or until such time that the Company is self-sustaining.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of 90 days or less to be cash equivalents.

Concentration of Credit Risk

Cash and cash equivalents are maintained at financial institutions and balances, at times, may exceed federally insured limits. The Company has never experienced any losses related to these balances and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which these deposits are held.

Accounts Receivable

The Company extends credit to its customers in the normal course of business based on the creditworthiness of such customers, and generally does not require collateral or other security. The Company performs credit evaluations of its customers’ financial condition and historically has not incurred significant credit losses. The Company estimates an allowance for doubtful accounts when circumstances require. In addition, the Company accrues an allowance for doubtful accounts based on estimates of uncollectible revenues by analyzing historical collections, accounts receivable aging and other factors. Accounts receivable are written off when all collection attempts have failed. The allowance for doubtful accounts was $0 as of September 30, 2011 and December 31, 2010.

See Independent Auditors’ Report.

ROCHE MADISON INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The carrying amount of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair value due to the short-term nature of these instruments. The carrying value of long-term obligations, including the current portion, approximates fair value because of interest rates available to the Company for similar obligations. Management believes that the Company is not exposed to significant interest, credit, or currency risks arising from these financial instruments.

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. Additionally, the Company is required to provide disclosure and categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value hierarchy is defined as follows:

Level 1—Valuations are based on unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2—Valuations are based on quoted prices for similar assets or liabilities in active markets, or quoted prices in markets that are not active for which significant inputs are observable, either directly or indirectly.

Level 3—Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by the amount by which the carrying amount exceeds the fair value of the assets. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses involve significant judgment. There was no such impairment during the nine months ended September 30, 2011 or the year ended December 31, 2010.

Property and Equipment

Property and equipment are recorded at historical cost. Expenditures for additions and improvements are capitalized, while replacements, maintenance, and repairs, which do not extend the useful lives of the assets, are expensed as incurred. Depreciation and amortization of property and equipment are provided in amounts sufficient to relate the cost of the related assets to operations over their estimated service lives using the straight-line method. Leasehold improvements are amortized over the lesser of the expected useful life or the remaining lease term. The useful lives of the assets range from three to ten years.

See Independent Auditors’ Report.

ROCHE MADISON INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment (continued)

Depreciation and amortization expense amounted to $560,846 and $737,859 for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

Revenue Recognition

License revenue is generally recognized upon receipt unless the Company has continuing performance obligations, in which case the license revenue is recognized ratably over the period of expected performance.

Revenue received in exchange for contract research or services is recognized upon delivery, provided that the Company has completed all performance obligations and the contracting party has accepted the analytical data. Consideration received in multiple element arrangements is allocated to the separate units based upon their relative fair values determined at the time the contract is initiated. If stand-alone fair value cannot be determined for the deliverables, the consideration is recognized ratably over the term of the contract.

Payments received which are related to future performance are deferred and recorded as revenue when earned.

Research and Development

The Company expenses research and development costs as incurred. Included in research and development costs are wages, benefits, other operating costs, facilities, supplies, external services and overhead related to the Company’s research and development operations.

Income Taxes

The Company utilizes the guidance issued by the FASB for accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

See Independent Auditors’ Report.

ROCHE MADISON INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

3.	LONG-TERM OBLIGATIONS

In 2009, the Company’s landlord provided a landlord incentive of $2,216,130 for leasehold improvements during the build out of its new facility. Long-term obligations related to this landlord incentive consist of the following at:

	September 30, 2011	December 31, 2010
Note payable to University Research Park, payable in monthly installments of $21,404, including interest at 3%, matures in February 2019, collateralized by leasehold improvements.	$1,705,618	$1,857,820
Less: Current portion	221,192	203,896

Long-term portion	$1,484,426	$1,653,924

Future maturities of long-term obligations as of September 30, 2011 are as follows:

Years Ending September 30,
2012	$221,192
2013	214,869
2014	221,403
2015	228,135
2016	235,072
Thereafter	584,947

$1,705,618

4.	COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office, laboratory, and storage space under an operating lease in Madison, Wisconsin. The lease agreement currently provides for monthly rent of approximately $21,000, exclusive of any amounts owed to the landlord for landlord incentive obligations, common area expenses, utilities, insurance, and property taxes. The lease matures in February 2019. Base rent is subject to an annual increase based on the terms of the agreement.

Total rent expense incurred for the nine months ended September 30, 2011 and for the year ended December 31, 2010 was approximately $189,044 and $240,366, respectively.

See Independent Auditors’ Report.

ROCHE MADISON INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

4.	COMMITMENTS AND CONTINGENCIES (continued)

Future minimum lease payments under non-cancellable operating leases at September 30, 2011 are as follows:

Years ending September 30,
2012	$257,088
2013	263,472
2014	269,956
2015	276,721
2016	283,685
Thereafter	713,958

$2,064,880

In addition to the monthly rent, the Company is also responsible for certain facility operating expenses.

Litigation

From time to time, the Company may become involved in litigation arising out of operations in the normal course of business. As of September 30, 2011, the Company was not a party to any pending legal proceedings.

5.	INCOME TAXES

The difference between the Company’s effective income tax rate and the statutory federal rate for the periods presented relates primarily to the change in the deferred income tax valuation allowance and state income taxes. At September 30, 2011, the net deferred income tax asset was comprised primarily of the tax benefit relating to timing differences from the deduction of certain operating expenses. Management has chosen to take a 100% valuation allowance against the tax benefit until such time as management believes that its projections of future profits as well as expected future tax rates make the realization of these deferred income tax assets more-likely-than-not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from these estimates could result in material differences in the realization of these assets.

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the nine months ended September 30, 2011 and the year ended December 31, 2010. The Company filed income tax returns, on a standalone basis prior to being acquired by Roche, with the Internal Revenue Service (“IRS”) and the state of Wisconsin. For jurisdictions in which tax filings are prepared, the Company is no longer subject to income tax examinations by state tax authorities for fiscal periods through 2006 and by the IRS for fiscal periods through 2007. The Company’s net operating loss carry-forwards are subject to IRS examination until they are fully utilized and such tax years are closed. The review of prior year tax positions did not result in a material impact on the Company’s financial position or results of operations.

See Independent Auditors’ Report.

ROCHE MADISON INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

6.	RELATED PARTY TRANSACTIONS

During the period from October 1, 2008 through October 21, 2011, the Company was a wholly owned subsidiary of Roche.

The Company recognized license revenue of $0 and $50,000 from Genentech, a Roche affiliate, during the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

On January 1, 2009, the Company entered into a funding agreement with HLR. Under the funding agreement, HLR funded a portion of the Company’s research costs in exchange for an opportunity to commercialize such products in the United States. The agreement calls for funding of $800,000 per month. In addition, HLR provided funding above this agreement to cover total Company costs. Total funding received during the nine months ended September 30, 2011 and during the year ended December 31, 2010 amounted to $10,071,871 and $19,315,612, respectively. This agreement was terminated on October 21, 2011 upon the sale of Roche Madison Inc.

During the nine months ended September 30, 2011 and the year ended December 30, 2010, 100% of the Company’s expenses were paid by Roche or its affiliates, on behalf of the Company. At September 30, 2011 and December 31, 2010, the Company had net payables to Affiliates in the amount of $1,893,775 and $3,172,153, respectively.

As a result of the planned divestment of Roche Madison Inc., Hoffman-La Roche Inc. assumed certain liabilities of Roche Madison Inc. These liabilities were transferred to Hoffman-La Roche Inc. through affiliate payables in August and September 2011. Liabilities transferred amounted to approximately $711,000.

7.	SUBSEQUENT EVENTS

On October 21, 2011, Hoffmann-La Roche, Inc. and F. Hoffman-La Roche, LTD entered into a Stock and Asset Purchase Agreement with Arrowhead, pursuant to which Arrowhead purchased from Roche all of the outstanding common stock of Roche Madison Inc. Pursuant to the change of ownership, Roche Madison Inc.’s name was changed to Arrowhead Madison, Inc.

In conjunction with the closing of the Stock and Asset Purchase Agreement, Roche cancelled the funding agreement with the Company on October 21, 2011. Arrowhead has secured financing and intends to fund the operations of the Company for the next 12 months, or until such time that the Company is self-sustaining.

See Independent Auditors’ Report.